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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

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                                POST-EFFECTIVE
                                AMENDMENT NO. 1
                                      to
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

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                     ELSAG BAILEY PROCESS AUTOMATION N.V.
            (Exact Name of Registrant as Specified in Its Charter)

The Netherlands                                                  Not Applicable
(State or Other Jurisdiction of                                   (IRS Employer
Incorporation or Organization)                              Identification No.)

Schiphol Boulevard 157,
1118 BG Luchthaven Schiphol
The Netherlands                                                  Not Applicable
(Address of Principal Executive Offices)                             (Zip Code)


               ELSAG BAILEY GLOBAL EMPLOYEE STOCK PURCHASE PLAN
                           (Full Title of the Plan)

                              Mark V. Santo, Esq.
                   Group Vice President and General Counsel
                     Elsag Bailey Process Automation N.V.
                            c/o Elsag Bailey, Inc.
                              29801 Euclid Avenue
                          Wickliffe, Ohio 44092-1898
                    (Name and Address of Agent for Service)

                                 440-585-8500
         (Telephone Number, Including Area Code, of Agent for Service)

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                      REMOVAL OF SHARES FROM REGISTRATION

Elsag Bailey Process Automation N.V., a corporation organized under the laws of The Netherlands with its statutory seat in Amsterdam (the "Company") hereby amends this Registration Statement on Form S-8, File No. 333-4730 (the "Registration Statement"), filed in connection with the Elsag Bailey Global Employee Stock Purchase Plan (the "Plan") to withdraw from registration all the shares of common stock, par value NLG1.00 per share, of the Company registered under the Registration Statement with respect to which options have not been granted or have been granted but not exercised under the Plan.

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                                  SIGNATURES

                  Pursuant to the requirements of Rule 478 under the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Genova, Italy on this 25 day of January 1999.

Elsag Bailey Process Automation N.V.



By: /s/ Vincenzo Cannatelli                                 January 25, 1999
    ----------------------------------
        Name:  Vincenzo Cannatelli
        Title: Managing Director and
               Chief Executive Officer

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                                  SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons, in the capacities indicated and on the dates indicated.

                                                            January ______, 1999
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Vincenzo Cannatelli, Managing Director and
Chief Executive Officer (Principal Executive Officer)

                                                            January ______, 1999
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Carlo Ferro, Vice President, Planning and Control
(Principal Financial and Accounting Officer)

                                                            January ______, 1999
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Nils Leffler, Member of Supervisory Board

                                                            January ______, 1999
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Alfred Storck, Member of Supervisory Board

                                                            January ______, 1999
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Brian Norman van Reijn, Member of Supervisory Board

                                                            January ______, 1999
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Juho Lipsanen, Member of Supervisory Board

Authorized Representative in the U.S.:
Elsag Bailey, Inc.

By:
    ------------------------------------------------        January ______, 1999
         Name:    Mark V. Santo
         Title:   Group Vice President
                  and General Counsel